                                                                  Exhibit T3A-17


                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)
                                  Incorporators

NAME                                                         POST OFFICE ADDRESS
----

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Garry B. Watzke                                   Schooner Capital Corporation
                                                  77 Franklin Street
                                                  Boston, Massachusetts  02110



     The above-named incorporator(/s/) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws. Chapter 156B and hereby state(s):

     1. The name by which the corporation shall be known is: Arch Connecticut Valley, Inc.

     2.   The purpose for which the corporation is formed is as follows:

     a. To acquire, own or operate radio common carrier, paging and conventional mobile telephone systems, both within and without the Commonwealth of Massachusetts; and to carry on and undertake any business, transaction or activity relating to the foregoing and, in the course of such business, transaction or activity, to (i) draw, accept, endorse, acquire,

     (See continuation Sheet 2A)

                              CONTINUATION SHEET 2A


a. and sell any and all negotiable or transferable instruments and securities, (ii) make and enter into contracts, agreements, and obligations, of every type and description, with full power to perform any and all acts connected therewith or arising therefrom or incidental thereto, and (iii) perform any and all additional acts which are necessary and proper.

b. To transfer, to other persons or corporations, by grant, license, franchise, or other method, the right or privilege to carry on any kind of business on such terms as the Corporation shall deem expedient or proper.

c. To acquire the good will, business, property or assets (including a trade name or trade styie), and to assume or undertake the whole or any part of the liabilities of any person, firm, association or corporation and to pay for the same in cash, stock, bonds, debentures or other securities of the Corporation, or otherwise, as the directors may determine.

d. To carry on any manufacturing, mercantile, selling, management, service or other business, transaction or activity which may be lawfully carried on by a corporation organized under Mass. Gen. Laws C. 156B, as amended (or the provisions of any substituted chapter of the General Laws of the Commonwealth of Massachusetts, dealing with the same general subject matter as such Chapter as now in effect, which may hereafter be enacted), whether or not related to those purposes referred to in the foregoing paragraphs.

e. To carry on any business, transaction or activity through a wholly or partly-owned subsidiary, or as a partner.

f. To carry on any business, transaction or activity ref erred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction with any corporation, association, trust, firm, individual or government agency.

g. To have as additional purposes all powers granted and conferred by the laws of the Commonwealth of Massachusetts upon business corporations organized under Chapter 156B (Or any such substituted chapter) of the General Laws of Massachusetts, provided, however, that no such purpose shall include any activity inconsistent with such Chapter 156E (or any such substituted chapter), or any other applicable provisions of the General Laws of Massachusetts.

 3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

--------------------------------------------------------------------------------

                  WITHOUT PAR VALUE               WITH PAR VALUE
  CLASS OF        -----------------    --------------------------------------
   STOCK           NUMBER OF SHARES    NUMBER OF SHARES    PAR VALUE   AMOUNT
--------------------------------------------------------------------------------
  Preferred
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Common                                   250,000           $.01      $2,500
--------------------------------------------------------------------------------

*4. If more than one class of stock is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:


*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

     (See Continuation Sheets 5A-1 through 5A-6)

*6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

    (See Continuation Sheets 6A and 6B)


* If there are no provisions state "None".

                          ARCH CONNECTICUT VALLEY, INC.

                              CONTINUATION SHEET 5A

a. Any Stockholder (which term includes the heirs, assigns, executors or administrators of a deceased Stockholder and any person claiming an interest in shares of stock as the result of a levy of attachment or execution, or other claimed transfer by operation of law) desiring to sell or transfer stock owned by him or it, or claiming a right to have stock transferred to him or it (otherwise than by gift or pursuant to the laws of descent and distribution of estates, but including any other transfer by operation of law, including without limitation, a merger, consolidation, levy of attachment or execution or realization upon a pledge or other security interest) shall first offer to sell such shares of stock (the "Stock") to, or permit the purchase of such Stock by, the Corporation, or the other stockholders, in the manner described, and at a price determined as provided, below. A pledge or the creation of a security interest shall not be deemed a transfer restricted by this Article 5, PROVIDED, that the pledgor or other creator of a security interest retains all voting rights with respect to the interest if foreclosed or levied upon, but any such realization upon such pledge or security interest shall be a transfer subject to this Article 5. A transfer by gift or pursuant to the laws of descent and distribution of estates shall not be restricted by this Article 5, but the donee, heir, legatee or distributee who acquires stock in any such transfer shall hold the same subject to the provisions of this Article 5 in respect of any subsequent transfer thereof.

b. The Stockholder shall notify the Corporation, in the manner hereinafter provided, of his or its desire to sell or transfer, or to cause the transfer of, Stock owned or claimed by him or it, by a written notice setting forth (i) the number of shares which he or it desires to sell, transfer or cause to be transferred; (ii) the name and address of the proposed transferee and the nature of the proposed transfer; (iii) the cash price, and/or the kind and amount of non-cash consideration, if any, to be received for such proposed transfer, the Stockholder's estimate of the fair market value of any such non-cash consideration and (if the proposed transfer is a transfer by operation of law) the Stockholder's estimate of the fair market value of the Stock to be transferred; (iv) such Stockholder's irrevocable offer to sell, or cause the sale of, the Stock to this Corporation at the cash price stated in part (iii) of such notice, or at the sum of any cash included in such price and the fair market value of the non-cash consideration recited in such notice, or (if the proposed transfer would be a transfer by operation of law) at the fair market value of the Stock to be transferred, as the case may be; and (v) the name and business address of one person to act as an advisor in determination of the fair market value of such non-cash consideration or such Stock, if appraisal shall be required by these provisions.

c. The Corporation, within thirty (30) days after receipt of such notice, and by notice in writing to the Stockholder, given as hereinafter provided, shall: (a) accept the offer at the price set forth in the notice given by such Stockholder, or at a price in cash equal to the sum of any cash consideration recited in the Stockholder's notice and the fair market value stated in such notice with respect to any non-cash consideration to be received therefor, or (if the proposed transfer would be a transfer by operation of law) at the fair market value of the Stock to be transferred, determined by appraisal in accordance herewith, and setting forth the name and business address of a second advisor to assist in the determination of such fair market value. The advisors so designated by the Stockholder and the Corporation shall then select an appraiser experienced in the valuation of property of the type to be valued, if practicable, and such advisors shall at once notify the Corporation and such Stockholder of the name and business address of such appraiser. If the advisors so designated shall not within ten (10) days of their appointment select such appraiser, then either the Corporation or the Stockholder may make application, upon ten (10) days' written notice to each advisor, to any judge or a court of general jurisdiction in Suffolk County, Massachusetts, for the appointment of a third advisor who shall, with the consent of either one of the advisors so designated by the Corporation and such Stockholder, select such appraiser. The appraiser so selected shall within thirty (30) days after his selection determine in good faith the fair market value of the non-cash consideration or of the Stock in question, and report his determination to the Corporation and the Stockholder, and such determination shall bind each of them.

d. Notwithstanding the provisions of the foregoing paragraph, if the Board of Directors of the Corporation shall, by majority vote, so determine, upon receipt of a proposed transfer from a Stockholder, the Corporation's right to purchase the shares of Stock may be assigned, without consideration, to the stockholders of the Corporation who do not desire to sell or transfer their stock ("Non-selling stockholders"). In such event, the Non-selling stockholders shall be entitled to purchase shares of the Stock pro rata among themselves in proportion to the number of shares of stock owned by the Non-selling stockholders; provided, that if some Non-selling stockholders decline to purchase the shares of Stock to which they would be entitled hereunder, such shares shall be allocated among Non-selling stockholders who desire to purchase such shares, pro rata in accordance with the stockholders' ownership of stock. Non-selling stockholders who desire to purchase Stock pursuant to this paragraph shall have the same rights and be subject to the same obligations as the Corporation if the Corporation were purchasing the shares of Stock.

e. Upon receipt by such Stockholder of the Corporation's written notice of its intention to accept such offer, or upon the delivery to such Stockholder of the report of such appraiser as to the fair market value of any such non-cash consideration, the Stockholder shall forthwith tender the certificate or certificates for the Stock to the Corporation at its address for notices provided herein, in due form for transfer, and the Corporation shall promptly deliver to such Stockholder its certified or official bank check for the purchase price of such Stock, against such tender.

f. If the Corporation shall notify such Stockholder of its refusal to purchase such Stock, or shall fail, neglect or refuse for a period of (30) days after the date of such Stockholder's notice, to respond to such Stockholder's notice of intended transfer, or shall fail, neglect or refuse for a period of five (5) business days after such tender to pay the purchase price of the Stock, such Stockholder may, at any time within sixty
     (60) days after such a notice of refusal or the expiration of such thirty
     (30) or five (5) day periods, as the case may be (and without limitation of the Stockholder's right to seek recovery of any damages caused by such failure, neglect or refusal on the part of the Corporation to pay for such Stock against such tender), sell or otherwise transfer the Stock to the person or persons named in the notice of proposed transfer given by him in accordance with these provisions, in the manner and for the kinds and amounts of consideration stated in such notice, but any such transferee-shall hold such Stock subject to these provisions with respect to any further transfer of the Stock so transferred to him or it. If such Stockholder shall not have transferred such Stock in accordance with these provisions within such sixty (60) day period, then no other or further transfer of such Stock may be made by such Stockholder without again complying with these provisions.

g. Presentation to the Corporation of a stock certificate duly endorsed by the Stockholder in whose name such certificate is registered, or accompanied by a duly executed stock power, shall be considered for all purposes as a transfer of the Stock represented by such certificate, but a Stockholder claiming an interest in Stock registered in the name of another, whether such interest shall arise by levy of execution, attachment, or other operation of law, or pursuant to a pledge or other security interest, shall be entitled to effect a transfer upon submission of the certificate for such Stock, and an order of court, or other evidence reasonably satisfactory to the Corporation, of the fact and nature of such Stockholder's interest in such Stock. Effectuation of all such transfers shall be subject to compliance with the terms of this Article 5.

h. Notices given under this Article 5 shall be given in writing, by handing a copy thereof to the person entitled thereto, or by mailing the same by registered mail, return receipt requested, postage prepaid, from a point within the continental United States. If given to the Corporation, such notice shall be addressed to the Corporation at its principal business address in the Commonwealth of Massachusetts, marked Attention: President, with a copy to each member of the Board of Directors. If given to a Stockholder, such notice shall be addressed to such Stockholder's registered address on the record books of the Corporation, if any, unless such Stockholder shall have notified the Corporation to employ a different address for such notices, by notice given in accordance herewith. Notice given in accordance with these provisions shall be deemed to have been given upon delivery, in the case of notice given in person, and on the third business day after mailing, in the case of notice given by mail.

i. A Stockholder shall be entitled to rely upon the most recent filings by the Corporation under Sections 14 and 53 of the Business Corporation Law of Massachusetts (Ch. 156B of the General Laws), as now in effect or any substituted provisions dealing with the same general subject matter, as then in effect, in determining the Corporation's principal business office in Massachusetts, and the names and addresses of the members of the Corporation's Board of Directors.

j. No such shares of Stock shall be sold or transferred on the books of the Corporation, and the Corporation shall not be required to recognize any claimed or purported transfer, until the provisions of this Article 5 have been complied with, but the Board of Directors may in any particular instance waive such requirement by vote of three-fourths (3/4) of the Directors at the time in office. If any Stockholder shall purport to make a transfer of shares of stock without compliance with these provisions, or shall claim an interest in shares of stock acquired without such compliance, then unless such compliance shall have been waived by such vote of the Board of Directors, the Corporation shall be entitled, at any time within six (6) months of receiving notice of such purported transfer, to call upon such purported transferee, by notice given to such purported transferee at his or its principal business address, determined by the Board of Directors, acting in good faith, and otherwise in accordance with the second last preceding paragraph of this Article 5, to sell such shares to the Corporation at their fair market value at the time of such notice, determined by appraisal conducted, as nearly as may be, accordance with the second paragraph of this Article 5. If such purported transferee shall fail, neglect or refuse, for a period of thirty
     (30) days after the giving of such notice, to designate an advisor for the purpose of participating in the selection of an appraiser for such shares, the Corporation shall be entitled to apply to a court of general jurisdiction in Suffolk County, Massachusetts for the appointment of a second advisor, in addition to its own, as though such purported transferee had appointed an advisor, as provided in the second paragraph of this
     Article 5, but the advisors of such purported transferee of the Corporation had been unable to agree on the designation of an appraiser.

k. Certificates representing shares of the Stock shall bear the following legend:

     "The shares represented hereby are subject to restrictions on transfer; the Corporation will furnish a copy of the terms of such restrictions without charge to the holder hereof upon written request."

                              CONTINUATION SHEET 6A

Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders or of any class of stockholders, are as follows:

     a. The directors may make, amend or repeal the by-laws in whole or in part except with respect to any provision thereof which, by law or the by-laws, requires action by the stockholders;

     b.   Meetings of the stockholders may be held anywhere in the United
          States;

     c. Each director and each officer elected by the stockholders (including persons elected by directors to fill vacancies in the Board of Directors or in any such offices), and each former director and officers, and the heirs, executors, administrators and assigns of each of them, shall be indemnified by the corporation, against all costs and expenses, including fees and disbursements of counsel and the cost of settlements (other than amounts paid to the corporation itself) reasonably incurred by, or imposed upon, him in connection with or arising out of any action, suit or proceeding, civil or criminal, in which he may be involved, or incurred in anticipation of any action; or by reason of any action alleged to have been taken or omitted by him as a director or officer of the corporation.

          Officers elected by the directors but who are not directors, and employees and other agents of the corporation (including persons who serve at its request as directors or officers of another organization in which its own shares or of which it is a creditor), and each such former officer, employee and agent, and the heirs, executors, administrators and assigns of each of them, may be indemnified by the corporation to the extent, if any, authorized by the Board of Directors in its sole discretion.

          No indemnification shall be provided to any person, or to his heirs, executor, administrator or assigns, with respect to any matter as to which he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

                              CONTINUATION SHEET 6B

          The foregoing indemnification shall not be exclusive of any other rights of indemnification for which any such director, officer, employee or agent may be entitled;

     d. No contract or other transaction between the corporation and any other person, firm or corporation shall, in the absence of fraud, in any way be affected or invalidated, nor shall any director be subject to surcharge with respect to any such contract or transaction by the fact that such director, or any firm of which any director is a member, or any corporation of which any director is a shareholder, officer or director, is a party to, or may be pecuniarily or otherwise interested in, such contract or transaction; provided that the fact that he individually, or such firm or corporation, is so interested shall be disclosed to the Board of Directors at the meeting at which (or prior to the directors' executing their written consents by which) action to authorize, ratify or approve such contract or transaction shall be taken. Any director of the corporation may vote upon or give his written consent to any contract or other person, firm or corporation without regard to the fact that he is also a director or officer of such other person, firm or corporation or a subsidiary or affiliated corporation thereof;

     e. Each director and officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation;

     f.   In furtherance and not in limitation of the powers enumerated in this
          Article 6, the corporation shall have as additional powers all purposes granted and allowed by the laws of the Commonwealth of Massachusetts of the General Laws of Massachusetts to business corporations organized under Chapter 156B of the General Laws of Massachusetts, provided that no such power shall be exercised in a manner inconsistent with such Chapter 156B or any other applicable provision of the General Laws of Massachusetts.

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

     a. The POST OFFICE ADDRESS of the INITIAL PRINCIPAL OFFICE of the corporation of Massachusetts is:

          27 State Street, Boston, Massachusetts 02109

     b. The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:


              NAME                RESIDENCE                POST OFFICE ADDRESS

President     John Saynor                                  77 Franklin Street
                                                           Boston, MA  02110


Treasurer:    John Saynor                                  Same as Above

Clerk:        Garry B. Watzke                              77 Franklin Street
                                                           Boston, MA  02110

Directors:    John Saynor                                  Same as Above

              Vincent J. Ryan                              77 Franklin Street
                                                           Boston, MA  02110

              C. Richard Reese                             77 Franklin Street
                                                           Boston, MA  02110

     c. The date initially adopted on which the corporation's fiscal year end is:

          December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

          Third Wednesday in April

     e. The name and business address of the resident agent, if any, of the corporation is:

          None

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 15th day of September 1986

                                            /s/ Garry B. Watzke
                                            ------------------------------------
                                            Garry B. Watzke


                                            ------------------------------------

                                            ------------------------------------




The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS



                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

                -------------------------------------------------



                I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150 having been paid, said articles are deemed to have been filed with me this 16th day of September, 1986



                Effective date

                             /s/ Michael J. Connolly

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State



              PHOTOCOPY OF SAID ARTICLES OF ORGANIZATION TO BE SENT
                         TO BE FILLED IN BY CORPORATION

                           TO:   Garry B. Watke
                                 77 Franklin Street
                                 Boston, MA  02110
                                 (617) 357-9031

                           Telephone



                           FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

                                                         FEDERAL IDENTIFICATION
                                                         NO.___________________

                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                  CERTIFICATE OF APPOINTMENT OF RESIDENT AGENT
                    (General Laws, Chapter 156B, Section 49)



I,       Olga Garcia-Rey                                       , Assistant Clerk
   ------------------------------------------------------------

of       Arch Connecticut Valley, Inc.
   -----------------------------------------------------------------------------
                           (Exact name of corporation)

having a principal office at
             1800 West Park Drive, Suite 250, Westborough, MA 01581
--------------------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that pursuant to General Laws, Chapter 156B, Section 49, said corporation has appointed the following *individual/* corporation as its resident agent, to be its true and lawful attorney upon whom all lawful processes in any action or proceeding against it may be served:

                                 C. Edward Baker
--------------------------------------------------------------------------------
                    (Exact name of *individual/ *corporation)

of c/o Arch Communications Group, Inc., 1800 West Park Drive, Suite 250, Westborough, MA 01581
--------------------------------------------------------------------------------
       (Business and residential address if individual / business address if corporation)

Boston, Massachusetts 02110
--------------------------------------------------------------------------------
**I further certify that the following is a true copy of the vote of the directors, duly adopted appointing said resident agent:

                                    UNANIMOUS

and that to the best of my knowledge and belief, the residential and business addresses stated above are those of such resident agent on date hereof.



SIGNED UNDER THE PENALTIES OF PERJURY, this   21   day of   August  , 2000,
                                            ------        ----------

/s/  Olga Garcia-Rey                                          , Assistant Clerk.
--------------------------------------------------------------

*Delete the inapplicable words.

**Indicate the complete tally of the vote of the directors, duly adopted, appointing said resident agent